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                      AMENDMENT TO EMPLOYMENT AGREEMENT


                  AGREEMENT made as of March 15, 1996 between MAFCO CONSOLIDATED GROUP INC., a Delaware corporation (the "Company"), and James R. Maher (the "Executive").

                  WHEREAS, the Executive is employed by the Company as its President and Chief Executive Officer pursuant to an employment agreement executed effective July 1, 1995 (the "Agreement") and

                  WHEREAS, the parties desire to amend the Agreement in certain respects.

                  NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

                           1.        Capitalized Terms.  Capitalized terms used
herein shall, unless otherwise defined herein, have the meanings ascribed to such terms in the Agreement.

                           2.        Amendment to Section 5(b).  Section 5(b) of
the Agreement is hereby restated in its entirety as follows:

         During the Employment Period Executive shall be eligible to receive a performance bonus ("Performance Bonus") of Five Hundred Thousand Dollars ($500,000) with respect to each calendar year that commences during the Employment Period, pursuant to performance-based compensation program ("Performance Bonus Plan") which the Company agrees to adopt prior to, and present to the shareholders for approval at, the first annual meeting of the Company's shareholders next following the Effective Date. The Performance Bonus Plan is intended to be qualified under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Performance Bonus shall be paid as soon as practicable following the end of each calendar year.

                           3.        Amendment to Section 5(c).  Section 5(c) of
the Agreement is hereby amended by substituting the following for the phrase "Employment Year" the first time it appears therein:

         period from July 1 of one year until June 30 of the next following year during the Employment Period (each such period, an "Employment Year")





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                           4.        Amendment to Section 9.  Section
9(b)(i)(B)(y) is hereby amended by substituting "calendar year" for the phrase "Employment Year" the first two times it appears therein. Section 9(c)(i)(A) is hereby amended by substituting "calendar year" for the phrase "Employment Year" therein. Section 9(c)(ii) is hereby amended by substituting "calendar year" for the phrase "Employment Year" therein.

                           5.        Amendment to Index of Defined Terms.  The
Index of Defined Terms is hereby amended by substituting section reference "ss. 5(c)" for "ss. 5(b)" for the term "Employment Year."

                           6.        Status of Agreement.  Except as amended
hereby, the terms and conditions of the Agreement shall remain in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.


                                                MAFCO CONSOLIDATED GROUP INC.



                                                By:  /s/ Howard Gittis
                                                     -------------------------
                                                         Howard Gittis



                                                     /s/ James R. Maher
                                                     -------------------------
                                                         James R. Maher
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